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                                                                 EXHIBIT 23.1(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of (i) our report dated July 2, 1996, except as to the subsequent events described in Notes 12 and 13 which are as of October 30, 1996, relating to the combined financial statements of Millennium Chemicals Inc., (ii) our report dated October 29, 1993 related to the consolidated financial statements of Quantum Chemical Corporation, and (iii) our report dated July 2, 1996 related to the financial statement of Millennium Chemicals Inc., all of which appear in such Prospectus. We also consent to the application of the report on the combined financial statements of Millennium Chemicals Inc. to the Financial Statement Schedule for the year ended December 31, 1995, the three months ended December 31, 1994 and the two fiscal years in the period ended September 30, 1994 listed under Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading 'Experts' in the Prospectus.

PRICE WATERHOUSE LLP

Morristown, NJ
November 20, 1996


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